Exhibit 23

[Letterhead of Deloitte & Touche LLP]

 Deloitte &
 Touche LLP
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                                  Suite 900        Telephone (313) 396-3000
                                  600 Renaissance Center
                                  Detroit, Michigan  48243-1704


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-64179 and 33-55787 of Chrysler Financial Corporation (a subsidiary of Chrysler Corporation) on Form S-3 of our report dated January 18, 1996 appearing in this Annual Report on Form 10-K of Chrysler Financial Corporation for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP


January 18, 1996


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Deloitte Touche
Tohmatsu
International
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